Exhibit 23(b)


                   CONSENT OF CHRISTIAN D. HUGHES, ESQ.



                                                ________, 1998

Pitney Bowes Credit Corporation
27 Waterview Drive
Shelton, Connecticut 06484-8000

                              Re: Pitney Bowes Credit Corporation
                                  $750,000,000 Aggregate Principal
                                  Amount of Debt Securities
                                  --------------------------------

Ladies and Gentlemen:

               I hereby consent to the use of my name under the caption "Validity of Debt Securities" in the Prospectus contained in the Registration Statement on Form S-3 of Pitney Bowes Credit Corporation. The issuance of such a consent does not concede that I am an "Expert" for purposes of the Securities Act of 1933, as amended.

                                   Very truly yours,



                                   Christian D. Hughes, Esq.